Exhibit 99.1
[GRAPHIC OMITTED]  Capital
                   Senior
                   Living
                   Corporation


For Immediate Release                                 Contact: Ralph A. Beattie
                                                                   972/770-5600


                        CAPITAL SENIOR LIVING CORPORATION
                 REPORTS FOURTH QUARTER AND FISCAL 2004 EARNINGS


DALLAS - (BUSINESS WIRE) - March 8, 2005 - Capital Senior Living Corporation (NYSE:CSU), one of the country's largest operators of senior living communities, announced today its operating results for the fourth quarter and fiscal year 2004.

Company highlights for the 2004 fiscal year include:

o Revenues of $93.3 million, an increase of $26.9 million or nearly 41% from the previous year
o Adjusted EBITDA (income from operations plus depreciation and amortization) of $18.7 million
o    Net loss of $6.8 million, or $0.27 per share
o Cash earnings (net income plus depreciation and amortization) of $5.3 million, or $0.21 per diluted share
o    Completed $34.5 million equity offering
o    Retired $21.8 million of debt
o    Acquired CGI Management,  Inc., adding 14 senior living  communities to our
     portfolio   of  managed   properties   and   increasing   our  capacity  by
     approximately 1,800 residents
o Through our joint venture structure, acquired an interest in four Spring Meadows communities with capacity for approximately 700 residents
o Acquired the seven communities in Triad I, completing the acquisition of the Triad entities
o Refinanced approximately $128 million of debt, extending maturities and consolidating numerous loans with one lender
o    Average occupancy rate on stabilized communities of 90%
o Operating margins (before property taxes, insurance and management fees) of 45% in stabilized independent and assisted living communities
o    Stabilized same community revenue increase of 3% versus the prior year
o    All community revenue increase of 7% versus the prior year

The Company reported a fourth quarter 2004 loss of $1.8 million or $0.07 per share and a full year loss of $6.8 million or $0.27 per share. Excluding the effects of transaction costs incurred in the fourth quarter of 2004 in connection with the Spring Meadows transaction, the debt refinancing and first year costs associated with Sarbanes-Oxley compliance (which occurred later in the year than originally anticipated), the fourth quarter 2004 loss would have been approximately $0.04 per share.

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2004 was a year of  significant  accomplishment  for us," said James A.  Stroud,
Chairman of the Company. "Along with 41 percent growth in revenues, we completed a number of corporate initiatives that have provided a foundation for future growth and improvements in cash flow."

OPERATING AND FINANCIAL RESULTS

Fourth Quarter Results

For the fourth quarter of 2004, the Company reported revenues of $23.9 million, compared to revenues of $18.9 million in the fourth quarter of 2003, an increase of approximately 27 percent.

Revenues in the fourth quarter of 2004 include approximately $3.7 million of revenues from seven communities in Triad I which have been consolidated since December 31, 2003 due to the adoption of FASB Interpretation No. 46
"Consolidation of Variable Interest Entities ("FIN 46"). While these seven communities have been consolidated under FIN 46 throughout 2004, they became wholly owned properties in the fourth quarter with the acquisition of Triad I. All of the original 19 Triad communities have now been acquired by the Company.

Total expenses for the fourth quarter of 2004 were $21.9 million compared to $18.7 million in the fourth quarter of 2003. Approximately $3.4 million of additional expense was a result of consolidating the seven communities in Triad I, including $0.5 million of additional depreciation expense.

General and administrative expenses in the fourth quarter of 2004 included approximately $0.5 million of costs to comply with Section 404 of the Sarbanes-Oxley Act. The costs to comply with this Act depressed quarterly earnings by approximately one cent per share.

Adjusted EBITDA (defined as income from operations plus depreciation and amortization) for the fourth quarter of 2004 was approximately $5.1 million, compared to $2.8 million in the fourth quarter of 2003.

Interest expense net of interest income was $4.0 million in the fourth quarter of 2004, compared to $3.1 million in the fourth quarter of 2003. The increase is primarily due to the consolidation of the Triad I debt under FIN 46 since December 31, 2003.

Other income (expense) for the fourth quarter of 2004 includes a write-off of approximately $0.2 million which resulted from a transaction involving the four Spring Meadows communities. The Company acquired from affiliates of Lehman Brothers ("Lehman") their interests in the Spring Meadows communities and then immediately sold these interests to a new joint venture with an affiliate of Prudential Real Estate Investors. The Company has a five percent interest in

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this joint  venture.  Proceeds from the sale of 95 percent of the Spring Meadows communities were approximately equal to the consideration paid to Lehman for their interests, but resulted in a net loss including transaction costs of approximately $0.2 million.

Also in the fourth quarter of 2004, the Company completed the refinancing of 14 senior housing properties with GMAC Commercial Mortgage Corporation ("GMAC"). The new loan facility refinanced eight properties previously financed by GMAC and six properties previously financed under three separate loan agreements with Key Corporate Capital ("Key"), Compass Bank and Bank of America, which were prepaid. The Company wrote off approximately $0.5 million of deferred loan costs on the debt which was refinanced.

The Company's previous loan agreements with Key required interest rate swaps and treasury lock agreements. On December 30, 2004, the Company settled its interest rate swap agreements with Key by paying approximately $0.5 million and recognized a gain of approximately $1.4 million on this transaction. The treasury lock agreements were originally required by Key to hedge the risk that the costs of future issuance of debt may be adversely affected by changes in interest rates. The settlement amount of these treasury lock agreements has been reflected at fair value in the Company's balance sheet and the related gains or losses on these agreements (due to changing interest rates) were deferred in shareholders' equity as a component of other comprehensive income. As a result of refinancing the underlying debt, the treasury lock agreements no longer qualify as an interest rate hedge, resulting in the Company recording a loss of approximately $1.4 million in the fourth quarter of 2004. Gains and losses between now and the settlement date of January 3, 2006 will be recognized in the income statement.

Other income in the fourth quarter of 2003 included $3.4 million that resulted from the recognition of deferred income upon the liquidation of the HCP partnership ("HCP"). During 2003, HCP sold its remaining community and subsequently has been dissolved, with its remaining assets transferred to a liquidating trust.

The Company reported a fourth quarter 2004 loss of $1.8 million, or $0.07 per share. Of the $0.07 per share loss, approximately $0.02 per share is related to the Spring Meadows transaction and the debt restructuring and derivative costs. An additional $0.01 per share is the direct result of costs to comply with
Section 404 of the Sarbanes-Oxley Act. Excluding the effect of these items, the Company would have reported a loss of approximately $0.04 per share in the fourth quarter of 2004, versus a loss of $0.05 per share in the third quarter of 2004.

In the fourth quarter of 2003, the Company reported a profit of $0.4 million or $0.02 per share, due to the recognition of approximately $0.10 per share of deferred income upon the liquidation of the HCP partnership.

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Cash earnings (defined as net income plus  depreciation and  amortization)  were
$1.3 million, or $0.05 per diluted share, in the fourth quarter of 2004.

2004 Full Year Results

For the year ended December 31, 2004, the Company reported revenues of $93.3 million, compared to $66.3 million in the prior year, an increase of approximately 41 percent. Adjusted EBITDA for 2004 was $18.7 million, versus $13.6 million in 2003, an increase of approximately 38 percent.

The Company reported a net loss of $6.8 million or $0.27 per share in fiscal 2004, compared to a net profit of $5.0 million or $0.25 per share in 2003. Cash earnings in 2004 were $5.3 million, or $0.21 per diluted share.

As of  December  31,  2004,  the  Company  had  $19.5  million  of cash and cash
equivalents  and  $149.5  million  in   shareholders'   equity,   equivalent  to
approximately $5.81 per share of book value.

"We completed a number of key strategic initiatives in 2004 which have both strengthened the Company and positioned us for growth in 2005," said Lawrence A. Cohen, Chief Executive Officer. "Our long-term strategies have converged with improving industry fundamentals and we are excited about our prospects. We enter 2005 with a significantly improved capital structure, including reduced debt, and an expanded portfolio of properties to fuel our growth going forward."

2005 STRATEGIC INITIATIVES

     o Management is focused on incremental growth through improved occupancies of the Company's communities in lease-up and renovation status, while simultaneously pursuing improved occupancy and operating margins in the Company's stabilized communities.
     o Management is focused on increasing the number of ancillary services offered to residents through the communities as well as third party providers. The goal is to provide a higher level of care for residents while increasing the Company's operating margins.
     o The Company seeks to participate in acquisitions or co-investments, as the current industry dynamics make acquisition an attractive avenue for growth, either directly or with a financial partner. The Company's national platform and strengthened balance sheet should enable the Company to participate in opportunistic, well-fitting acquisitions.


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     o    The Company's  expertise in developing  communities  providing quality facilities that meet the unique needs of the senior population is well established, and the Company is looking to assist other entities, such as real-estate or financial investors, in selectively developing new senior living communities.

4Q04 CONFERENCE CALL INFORMATION

The Company will host a conference call with senior management to discuss the Company's fourth quarter 2004 financial results. The call will be held on Wednesday March 9, 2005 at 11:00 am Eastern Time.

The  call-in  number is  913-981-5509,  confirmation  code  164923.  A link to a
simultaneous    webcast   of   the   teleconference   will   be   available   at
www.capitalsenior.com through Windows Media Player or RealPlayer.

For the convenience of the Company's shareholders and the public, the conference call will be recorded and available for replay starting March 9, 2005 at 2:00 pm Eastern Time, until March 16, 2005 at 8:00 pm Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 164923. The conference call will also be made available for playback via the Company's corporate website, www.capitalsenior.com, and will be available until the next earnings release date.

ABOUT THE COMPANY

Capital Senior Living Corporation is one of the nation's largest operators of residential communities for senior adults. The Company's operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place.

The Company currently operates 54 senior living communities in 20 states with an aggregate capacity of approximately 8,700 residents, including 39 senior living communities which the Company owns or in which the Company has an ownership interest, and 15 communities it manages for third parties. Two expansions, which were previously reported as separate wholly owned communities have been consolidated with their main campuses, reducing the total communities count by two. In the communities operated by the Company, 85 percent of residents live independently and 15 percent of residents require assistance with activities of daily living.

This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA, cash earnings and cash earnings per share. The Company believes this information is useful to investors and other interested parties. Such information should not

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be considered as a substitute for any measures  derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company's ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.


Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 or Matt Hayden, Hayden Communications, Inc. at 858-704-5065 for more information.


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


                        CAPITAL SENIOR LIVING CORPORATION

                           CONSOLIDATED BALANCE SHEETS



                                                                                      December 31,
                                                                                   2004          2003
                                                                               -----------   --------
                                                                                    (In thousands)
                                  ASSETS
Current assets:
  Cash and cash equivalents................................................    $    19,515   $     6,594
  Restricted cash..........................................................             --         7,187
  Accounts receivable, net.................................................          2,073         1,295
  Accounts receivable from affiliates......................................          1,220           604
  Federal and state income taxes receivable................................          2,572           994
  Deferred taxes...........................................................            642           385
  Assets held for sale.....................................................          1,008            --
  Property tax and insurance deposits......................................          2,731         1,855
  Prepaid expenses and other...............................................          2,766         2,437
                                                                               -----------   -----------
          Total current assets.............................................         32,527        21,351
Property and equipment, net................................................        381,051       380,115
Deferred taxes.............................................................          7,011         6,554
Notes receivable from affiliates...........................................             --         4,981
Investments in limited partnerships........................................          3,202         1,762
Assets held for sale.......................................................          1,026         2,391
Other assets, net..........................................................          6,358         4,179
                                                                               -----------   -----------
          Total assets.....................................................    $   431,175   $   421,333
                                                                               ===========   ===========
                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................................................    $     2,162   $     1,931
  Accounts payable to affiliates...........................................            318            --
  Accrued expenses.........................................................          7,478         6,838
  Current portion of notes payable.........................................         42,242        23,488
  Customer deposits........................................................          1,936         1,929
                                                                               -----------   -----------
          Total current liabilities........................................         54,136        34,186
Deferred income............................................................            680           112
Deferred income from affiliates............................................            125           102
Other long-term liabilities................................................          6,909         6,736
Notes payable, net of current portion......................................        219,526       255,549
Minority interest in consolidated partnership..............................            252           281
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par value:
     Authorized shares -- 15,000; no shares issued or outstanding...........           --             --
  Common stock, $.01 par value:
     Authorized shares -- 65,000
     Issued and outstanding shares -- 25,751 and 19,847 in
      2004 and 2003, respectively..........................................            258           198
  Additional paid-in capital...............................................        124,963        92,336
  Retained earnings........................................................         24,326        31,833
                                                                               -----------   -----------
          Total shareholders' equity.......................................        149,547       124,367
                                                                               -----------   -----------
          Total liabilities and shareholders' equity.......................    $   431,175   $   421,333
                                                                               ===========   ===========


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

                        CAPITAL SENIOR LIVING CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except earnings per share)


                                                            Three Months Ended                   Year Ended
                                                                December 31,                      December 31,
                                                     --------------------------------  --------------------------------
                                                           2004             2003             2004             2003
                                                     ---------------  ---------------  ---------------  ---------------
Revenues:
  Resident and health care revenue.................  $        22,975      $    18,074      $    90,544      $   62,564
  Unaffiliated management services revenue.........              416               41              726             336
  Affiliated management services revenue...........              532              769            1,992           3,236
  Affiliated development fees......................               --               26               --             189
                                                     ---------------      -----------      ------------      ----------
       Total revenues..............................           23,923           18,910           93,262          66,325

Expenses:
  Operating expenses...............................           14,128           12,331           57,801           40,208
  General and administrative expenses..............            4,705            3,726           16,523           12,343
  Provision for bad debts..........................               22               36              198              168
  Depreciation and amortization....................            3,078            2,564           12,009            7,791
                                                     ---------------      -----------      -----------      -----------
       Total expenses..............................           21,933           18,657           86,531           60,510
                                                     ---------------      -----------      -----------      -----------
Income from operations.............................            1,990              253            6,731            5,815
Other income (expense):
  Interest income..................................              104              416              572            4,278
  Interest expense.................................           (4,112)          (3,527)         (15,769)         (12,481)
  (Loss) gain on sale of properties................             (196)             148              (37)           6,751
  Debt restructuring / derivative costs:
    Write-off of deferred loan costs...............             (542)              --             (824)              --
    Gain on interest rate swap  agreement..........            1,435               --            1,435               --
    Loss on treasury lock agreement................           (1,356)              --           (1,356)              --
  Other income.....................................               66            3,474              182            3,616
                                                     ---------------      -----------      -----------
(Loss) income before income taxes and minority
  interest in consolidated partnership.............           (2,611)             764           (9,066)           7,979
Benefit (provision) for income taxes...............              849             (315)           2,270           (3,098)
                                                     ---------------      -----------      -----------      -----------
(Loss) income before minority interest in
  consolidated partnership.........................           (1,762)             449           (6,796)           4,881
Minority interest in consolidated partnership......                2               (7)              38              109
                                                     ---------------      -----------      -----------      -----------
Net (loss) income..................................  $        (1,760)     $       442      $    (6,758)     $     4,990
                                                     ===============      ===========      ===========      ===========
Per share data:
  Basic (loss) earnings per share..................  $         (0.07)     $      0.02      $     (0.27)     $      0.25
                                                     ===============      ============     ===========      ===========
  Diluted (loss) earnings per share................  $         (0.07)     $      0.02      $     (0.27)     $      0.25
                                                     ===============      ============     ===========      ===========
  Weighted average shares outstanding -- basic.....           25,744           19,847           25,213           19,784
                                                     ===============      ===========      ===========      ===========
  Weighted average shares outstanding -- diluted...           25,744           20,133           25,213           19,975
                                                     ===============      ===========      ===========      ===========

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

                        CAPITAL SENIOR LIVING CORPORATION
                         RECONCILATION OF NON GAAP ITEMS
                    (in thousands, except per share amounts)


                                                            Three Months Ended                    Year Ended
                                                               December 31,                       December 31,
                                                     --------------------------------- ---------------------------------
                                                           2004             2003             2004             2003
                                                     ---------------  ---------------- ---------------  ----------------
                                                       (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
Cash earnings reconciliation:

    Net (loss) income.........................       $      (1,760)    $        442     $    (6,758)    $       4,990
    Depreciation and amortization.............               3,078            2,564          12,009             7,791
                                                     --------------    -------------    ------------    -------------
        Cash earnings.........................       $       1,318     $      3,006     $     5,251     $      12,781
                                                     ===============   =============    ============    =============

Cash earnings per diluted share reconciliation:

    Net (loss) income per diluted share.......       $       (0.07)    $       0.02     $     (0.27)    $        0.25
    Depreciation and amortization per diluted share           0.12             0.13            0.48              0.39
                                                     ---------------   ------------     ------------    -------------
        Cash earnings per diluted share.......       $        0.05     $       0.15     $      0.21     $        0.64
                                                     ===============   ============     ============    =============

Adjusted EBITDA reconciliation:

    Income from operations....................       $       1,990     $        253     $     6,731     $       5,815
    Depreciation and amortization.............               3,078            2,564          12,009             7,791
                                                     ---------------   ------------     ------------    -------------
        Adjusted EBITDA.......................       $       5,068     $      2,817     $    18,740     $      13,606
                                                     ===============   ============     ============    =============

Reconciliation of net loss before Spring Meadows transaction, debt restructuring/derivative costs and Sarbanes/Oxley compliance costs:

   Net loss...................................        $    (1,760)
   Loss on Spring Meadows transactions (net of tax)           133
   Debt restructuring / derivative costs (net of tax)         369
   Sarbanes/Oxley compliance costs (net of tax)               354
                                                      -----------
        Adjusted net loss.....................        $      (904)
                                                      ===========

Reconciliation of net loss per share before Spring
  Meadows transaction, debt restructuring/ derivative costs and Sarbanes/Oxley compliance costs:

   Net loss per share.........................        $     (0.07)
   Per share adjustment for:
     Loss on Spring Meadows transactions
       (net of tax)...........................                0.01
     Debt restructuring / derivative costs
       (net of tax)...........................                0.01
     Sarbanes/Oxley compliance costs (net of tax)             0.01
                                                      ------------
        Adjusted net loss.....................        $     (0.04)
                                                      ============

Reconciliation of shareholders' equity per outstanding share:

    Shareholders' equity......................         $   149,547
    Common shares outstanding at December 31, 2004          25,751
                                                         -----------
        Shareholders' equity per outstanding share     $      5.81
                                                         ===========

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                       Capital Senior Living Corporation
                            Supplemental Information

                                                                   Communities                    Resident Capacity
                                                            ------------------------         --------------------------
                                                              Q4 04          Q4 03              Q4 04          Q4 03
                                                            --------       --------          ---------       ---------
Portfolio Data
        I. Property Ownership / Management
             Consolidated properties                             29            24               4,831          4,109
             Joint Venture properties (equity method)            10            17               1,867          2,745
             Third party property managed                        14             1               1,824              -
             Third party property managed (prelease)              1             -                 146              -
                                                            ---------      ---------         ---------       ---------
                   Total                                         54            42               8,668          6,854

             Independent living                                                                 7,313         5,925
             Assisted living                                                                    1,185           759
             Skilled nursing                                                                      170           170
                                                                                             ---------       ---------
                   Total                                                                        8,668         6,854

        II. Percentage of Operating Portfolio
             Consolidated properties                            53.7%          57.1%             55.7%         60.0%
             Joint venture properties (Equity Method)           18.5%          40.5%             21.5%         40.0%
             Third Party property managed                       25.9%           2.4%             21.0%          0.0%
             Third party property managed (prelease)             1.9%           0.0%             1.79%          0.0%
                                                            ---------      ---------         ---------     ---------
                    Total                                      100.0%         100.0%           100.0%        100.0%

             Independent living                                                                 84.4%         86.4%
             Assisted living                                                                    13.6%         11.1%
             Skilled nursing                                                                     2.0%          2.5%
                                                                                             ----------    ---------
                   Total                                                                       100.0%        100.0%

Selected Operating Results
       I. Consolidated Properties
             Number of properties                                   29           24
             Resident capacity                                   4,831        3,953
             Occupancy                                           85.9%        83.6%
             Revenue (in millions)                                22.9         21.7
             Average monthly rent                                2,053        2,017
             Operating margin                                      37%          35%

       II. Waterford / Wellington properties
             Number of properties                                  19            19
             Resident capacity                                  2,548         2,548
             Occupancy                                          86.4%         83.3%
             Revenue (in millions)                               10.5           9.7
             Average monthly rent                               1,812         1,751
             Operating margin                                      37%          30%

       III. Total Portfolio
             Number of properties                                  54            42
             Resident capacity                                  8,668         6,854
             Occupancy                                          85.4%         82.3%
             Revenue (in millions)                               40.0          31.7
             Average monthly rent                               2,079         2,126
             Operating margin                                     41%           37%

       IV.   General and Administrative Expenses (in
             thousands)
             Corporate                                         2,721          1,976
             Property                                          2,006          1,786
                                                            ---------       -------
                   Total                                       4,727          3,762

       V.   Consolidated Debt Information (in thousands, except for interest rates) Excludes insurance premium financing
             Fixed rate debt                                  42,759         69,217
             Variable rate debt with a floor                      -          44,411
             Variable rate debt, with a cap                  184,585         35,657
             Variable rate debt, no cap or floor              28,595        127,532
                                                           ---------       --------
                   Total debt                                255,938        276,816
                                                           ---------       --------

             Fixed rate debt - weighted average rate              8.0%         7.8%
             Variable rate debt - weighted average rate           5.5%         4.7%
                   Total debt - weighted rate                     5.9%         5.5%

                                                       ####